Exhibit 99.1

April 28, 2016

Dow Reports First Quarter Results
Delivers 14th Consecutive Quarter of Year-Over-Year Operating EPS Increase and Operating EBITDA Margin Expansion;
Achieves 10th Consecutive Quarter of Year-Over-Year Volume Growth, Excluding the Impact of Divestitures and Acquisitions;
Earnings Per Share Increases to $0.89 on an Operating Basis, or $0.15 on a Reported Basis;
Operating EBITDA Margin Expands 164 Basis Points to 21.1 Percent - Highest Level in More than a Decade

First Quarter 2016 Highlights

•
Dow reported earnings per share of $0.89(1) on an operating basis, or earnings per share of $0.15 on a reported basis. This compares with earnings per share of $0.84 on an operating basis in the year-ago period, or $1.18 per share on a reported basis. Certain Items in the quarter reflected a $0.70 per share charge for the urethane matters legal settlements and a $0.04 per share charge for costs associated with portfolio and productivity actions.

•
Sales were $10.7 billion, down 13 percent versus the year-ago period, or 8 percent excluding the impact of divestitures and acquisitions(2). The decrease was primarily due to local price declines, of which the largest contributor was the Hydrocarbons business, and ongoing global currency headwinds.

•
Volume rose 4 percent, excluding the impact of divestitures and acquisitions. Growth in North America (up 6 percent), Europe, Middle East, Africa and India (up 4 percent) and Asia Pacific (up 3 percent) more than offset a decline in Latin America (down 4 percent). Volume grew in the emerging geographies, as results in Greater China (up 5 percent) and India (up 13 percent) reflected solid consumer-driven demand in these regions.

•
EBITDA(3) was $2.3 billion on an operating basis(4), or $1 billion on a reported basis, compared to $2.4 billion on an operating basis in the year-ago period. Operating EBITDA improvement from targeted end-markets such as transportation, infrastructure and electronics was more than offset by the impact of lower equity earnings and divestitures.

•
Operating EBITDA margin(5) expanded from 19 percent to 21 percent - the highest level in more than a decade - reflecting disciplined margin management and the benefits of self-help actions. Gains were delivered in most operating segments, led by Consumer Solutions (up 400 basis points), Agricultural Sciences (up 250 basis points), Infrastructure Solutions (up 220 basis points) and Performance Plastics (up 70 basis points). These gains more than offset a decline in Performance Materials & Chemicals (down 130 basis points), which was primarily impacted by lower equity earnings related to a reduced contribution from MEGlobal and Sadara start-up expenses.

•
Dow's focus on reliability and operational excellence delivered an 88 percent operating rate for the quarter and, excluding the impact of divestitures, the highest production volume quarter in the Company’s history.

•	Dow returned $506 million to shareholders through its highest regular quarterly paid dividend to date.

(1)
Operating earnings per share is defined as earnings per share excluding the impact of “Certain Items.” See Supplemental Information at the end of the release for a description of these items, as well as a reconciliation of operating earnings per share to “Earnings per common share - diluted.”

(2)	Sales excluding divestitures and acquisitions excludes prior period sales of recent divestitures and current period sales of recent acquisitions.

(3)
EBITDA is defined as earnings (i.e., “Net Income”) before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders" is provided following the Operating Segments table.

(4)	Operating EBITDA is defined as EBITDA excluding the impact of “Certain Items.”

(5)	Operating EBITDA margin is defined as EBITDA excluding the impact of “Certain Items” as a percentage of reported sales.

™Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow.

Comment
Andrew N. Liveris, Dow’s chairman and chief executive officer, stated:
“Dow’s resolute focus on our priorities was once again evident, with this quarter marking the fourteenth in a row of year-over-year operating EPS and EBITDA margin increases. The strength of our businesses and business model was on display across our broad geographic footprint and targeted end-markets, from transportation to agriculture to construction. These results are notable in the context of the lower hydrocarbon and crop price environments and underscore the power of Dow’s unique combination of differentiation and integration, coupled with a focused market participation, driven by our innovation agenda and a disciplined productivity mindset.
“Equally important, throughout the quarter our teams achieved additional milestones on our near-term earnings growth drivers, including progressing our investments in Saudi Arabia and the U.S. Gulf Coast, commercializing our robust innovation pipeline and further enhancing our operational excellence performance.
“Finally, we remain on track with our historic Dow Corning and DowDuPont transactions. In both cases, the joint implementation teams made significant progress in defining the plans to accelerate integration and synergy capture activities. We remain excited about the potential for these once-in-a-generation strategic actions to further enhance the demonstrated performance, strength and resilience of our businesses and our business model.

	Three Months Ended
In millions, except per share amounts	Mar 31, 2016	Mar 31, 2015
Net Sales	$10,703	$12,370
Adjusted Sales(6)	$10,658	$11,638

Net Income Available for Common Stockholders	$169	$1,393
Net Income Available for Common Stockholders, Excluding Certain Items	$993	$974

Earnings per Common Share - Diluted	$0.15	$1.18
Operating Earnings per Share	$0.89	$0.84
(6) “Adjusted Sales” is “Net Sales” adjusted for divestitures and acquisitions.
Review of First Quarter Results
Dow reported earnings per share of $0.89 on an operating basis, or earnings per share of $0.15 on a reported basis. This compares with earnings per share of $0.84 on an operating basis in the year-ago period, or $1.18 per share on a reported basis.
EBITDA was $2.3 billion on an operating basis, or $1 billion on a reported basis, compared to $2.4 billion on an operating basis in the year-ago period. Operating EBITDA improvement from targeted end-markets such as transportation, infrastructure and electronics was more than offset by the impact of lower equity earnings and divestitures.
Operating EBITDA margin expanded from 19 percent to 21 percent - the highest level in more than a decade - reflecting disciplined margin management and the benefits of self-help actions. Gains were delivered in most operating segments, led by Consumer Solutions (up 400 basis points), Agricultural Sciences (up 250 basis points), Infrastructure Solutions (up 220 basis points) and Performance Plastics (up 70 basis points). These gains more than offset a decline in Performance Materials & Chemicals (down 130 basis points), which was primarily impacted by lower equity earnings related to a reduced contribution from MEGlobal and Sadara start-up expenses.

Sales were $10.7 billion, down 13 percent versus the year-ago period, or 8 percent excluding the impact of divestitures and acquisitions. The decrease was primarily due to local price declines, of which the largest contributor was the Hydrocarbons business, and ongoing global currency headwinds.
Research and Development (R&D) expenses and Selling, General and Administrative (SG&A) expenses together decreased versus the year-ago period by $74 million excluding the impact of Certain Items, or $32 million on a reported basis. This reduction was due primarily to targeted cost savings and divestitures.
Dow's focus on reliability and operational excellence delivered an 88 percent operating rate for the quarter and, excluding the impact of divestitures, the highest production volume quarter in the Company’s history.
Certain Items in the quarter reflected a charge for the urethane matters legal settlements and a charge for costs associated with portfolio and productivity actions. (See Supplemental Information at the end of the release for a description of Certain Items affecting results.)
Dow returned $506 million to shareholders through its highest regular quarterly paid dividend to date.

Agricultural Sciences
Agricultural Sciences reported first quarter sales of $1.6 billion, down from $1.9 billion in the year-ago period. Sales were impacted by high channel inventories, currency headwinds and lower crop commodity prices.
Crop Protection volume was lower, primarily driven by reduced industry-wide demand for herbicides. Seeds volume declined modestly on soft demand for corn and soybeans. The business’s innovation pipeline continued to commercialize new products with the launch of ENLIST™ cotton in the United States in the quarter.
Operating EBITDA for the segment was $403 million, nearly flat with $409 million in the year-ago period. Focused productivity actions in the business mostly offset the impact of challenging market conditions and currency headwinds.
Equity earnings for the segment were $7 million in the quarter.

Consumer Solutions
Consumer Solutions reported first quarter sales of $1.05 billion, down slightly from $1.12 billion in the year-ago period as demand for differentiated solutions in the automotive market sector was more than offset by local price pressures and currency headwinds.
Dow Automotive Systems achieved volume gains on above-market demand for key business technology platforms enabling light-weighting and sound-dampening solutions. Consumer Care reported higher demand in the food, home and personal care market sectors. This was more than offset by lower sales in the pharmaceutical chain, driven by inventory de-stocking, and the business’s decision to reduce its participation in industrial market segments with the closure of a U.S. facility in the fourth quarter of 2015. Dow Electronic Materials saw a modest decline in volume as mix benefits from continued momentum in new business wins for semiconductor and display technologies were more than offset by a decline in demand for applications tied to personal computer components.
Operating EBITDA for the segment was an all-time quarterly record of $310 million, up from $286 million in the year-ago period, reflecting robust demand for Dow’s innovative product portfolios for the automotive and semiconductor market sectors.
Equity earnings for the segment were $20 million, flat versus the year-ago period.

Infrastructure Solutions
Infrastructure Solutions reported first quarter sales of $1.6 billion, down from $1.8 billion in the year-ago period. Sales gains in Dow Building & Construction were more than offset by declines in other businesses.
Dow Building & Construction delivered double-digit volume growth with increases across all geographic areas and strong demand for both cellulosics- and acrylics-based construction chemicals and STYROFOAM™ insulation. Energy & Water Solutions reported volume declines resulting from soft demand in oil and gas exploration market sectors, particularly in the United States. Dow Coating Materials achieved volume increases in both the industrial and architectural market sectors, driven by end-market demand and reflecting a strategy to broaden Dow’s participation in these markets. Performance Monomers reported a volume decrease primarily due to the business’s strategic decision to reduce its merchant monomer exposure.
Operating EBITDA for the segment was $293 million, essentially flat with $295 million in the year-ago period, as higher earnings from the segment’s businesses, driven by strength in construction related market sectors and self-help measures nearly overcame the impact of lower equity earnings.
Equity earnings for the segment were $51 million, down from $76 million in the year-ago period, reflecting a lower contribution from Dow’s share of settlements of long-term polysilicon sales agreements related to Hemlock Semiconductor.

Performance Materials & Chemicals
Performance Materials & Chemicals reported first quarter sales of $2.2 billion, down from $3.2 billion in the year-ago period, reflecting the impact of the split-off of Dow Chlorine Products. Excluding the impact of divestitures and acquisitions, sales were down 15 percent, driven by pricing declines.
Excluding divestitures and acquisitions, volume increased for the segment behind gains in most businesses. Polyurethanes delivered volume growth on double-digit increases in demand for downstream, higher-margin system house applications and specialty polyols, as the business continued to shift its mix into higher-value, differentiated offerings. Industrial Solutions reported volume declines, driven by lower de-icing fluids demand due to a warmer winter, as well as lower ethylene oxide catalyst sales. Chlor-Alkali and Vinyl achieved double-digit volume gains reflecting stronger European vinyl chloride monomer and caustic soda demand.
Operating EBITDA for the segment was $335 million, down from $535 million in the year-ago period, on the impact of lower equity earnings, divestitures and margin compression in less-differentiated products.
Equity losses for the segment were $31 million, down from equity earnings of $55 million in the same quarter last year, on increases in Sadara spending ahead of unit start-ups, the change in ownership of the MEGlobal joint venture and lower MEG prices.

Performance Plastics
Performance Plastics reported first quarter sales of $4.2 billion, down from $4.3 billion in the year-ago period. Sales for the segment declined as gains in most businesses were more than offset by lower hydrocarbon pricing.
Excluding acquisitions and divestitures, the Performance Plastics segment delivered double-digit volume growth with gains across all businesses. Dow Packaging and Specialty Plastics had a first quarter record for polyethylene sales volume, based on continued operational reliability and robust demand for its differentiated products. Gains for the business were realized in most geographic areas, led by North America and Asia Pacific. Dow Elastomers achieved volume gains driven by strong demand for its innovative technologies that enhance the customer’s experience in automotive components and provide the platform for high-performance athletic footwear. Dow Electrical and Telecommunications delivered double-digit volume gains for telecommunications and power applications. The Hydrocarbons and Energy businesses reported volume gains with growth in all geographic areas.

Operating EBITDA for the segment was a first quarter record of $991 million, up from $985 million in the year-ago period. Operating EBITDA grew as demand for Dow’s differentiated products in the transportation and infrastructure market sectors more than offset lower equity earnings.
Equity losses for the segment were $1 million, down from equity earnings of $23 million in the same quarter last year, on increases in Sadara spending ahead of unit start-ups.

Outlook

Commenting on the Company’s outlook, Liveris said:
“Looking ahead, we expect continued strength in the consumer driven end-markets where we have demonstrated a narrower and deeper focus, especially in our materials businesses that provide innovative products to the packaging, transportation and infrastructure markets. We see strong demand signals in North America, gradual recovery in Europe and ongoing sustainable urbanization in China, all of which are driving the need for Dow’s unique products, underscoring our innovation, market access and integration - enabling us to grow faster in our selected market sectors.
“We believe pockets of volatility will persist, including near-term geopolitical and economic uncertainty, most notably in Brazil. In this environment, we continue to control what we can control: implementing disciplined self-help and productivity actions; advancing our innovation agenda; and progressing our strategic growth investments.
“Our teams remain squarely focused on delivering on our three priorities: meeting our financial commitments, and quickly closing the Dow Corning and DowDuPont transactions. We remain committed to flawless operational, commercial and project execution to deliver value for our customers and enhanced returns for our shareholders.”

Dow will host a live webcast of its first quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 9:00 a.m. ET on www.dow.com.

About Dow
Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from material, polymer, chemical and biological science to help address many of the world's most challenging problems such as the need for clean water, clean energy generation and conservation, and increasing agricultural productivity. Dow's integrated, market-driven, industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 180 countries and in high-growth sectors such as packaging, electronics, water, coatings and agriculture. In 2015, Dow had annual sales of nearly $49 billion and employed approximately 49,500 people worldwide. The Company's more than 6,000 product families are manufactured at 179 sites in 35 countries across the globe. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Use of non-GAAP measures: Dow’s management believes that measures of income excluding certain items (“non-GAAP” measures) provide relevant and meaningful information to investors about the ongoing operating results of the Company. Such measurements are not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP measures are provided in the Supplemental Information tables.

Note: The forward looking statements contained in this document involve risks and uncertainties that may affect Dow’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that Dow’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward‑looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information About the Transaction and Where to Find It
In connection with the proposed transaction, DowDuPont Inc. (f/k/a Diamond-Orion HoldCo, Inc.) (“DowDuPont”) has filed with the Securities and Exchange Commission (“SEC”) a preliminary registration statement on Form S-4 (File No. 333-209869) (as may be amended from time to time, the “Preliminary Registration Statement”) that includes a joint proxy statement of The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) and that also will constitute a prospectus of DowDuPont. These materials are not final and may be amended. Dow, DuPont and DowDuPont may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or definitive registration statement or any other document which Dow, DuPont or DowDuPont may file with the SEC. INVESTORS AND SECURITY HOLDERS OF DOW AND DUPONT ARE URGED TO READ THE PRELIMINARY REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE VERSIONS THEREOF AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Preliminary Registration Statement and the definitive versions of these materials and other documents filed with the SEC (when available) by Dow, DuPont and DowDuPont through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Dow or DuPont at the following:

Dow	DuPont
2030 Dow Center	974 Centre Road
Midland, MI 48674	Wilmington, DE 19805
Attention: Investor Relations	Attention: Investor Relations:
1-989-636-1463	1-302-774-4994

Participants in the Solicitation
Dow, DuPont, DowDuPont and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Dow’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Dow’s Form 10-K for the year ended December 31, 2015, its proxy statement filed on April 1, 2016 and the joint proxy statement/prospectus of Dow contained in the Preliminary Registration Statement, which are filed with the SEC. Information regarding DuPont’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in DuPont’s Form 10-K for the year ended December 31, 2015, its proxy statement filed on March 18, 2016 and the joint proxy statement/prospectus of DuPont contained in the Preliminary Registration Statement, which are filed with the SEC. A more complete description will be available in the definitive registration statement on Form S-4 and the joint proxy statement/prospectus.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Notes on Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iii) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (v) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (vi) the ability of Dow or DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Dow’s and/or DuPont’s financial performance, (xii) certain restrictions during the pendency of the merger that may impact Dow’s or DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the Preliminary Registration Statement filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the Preliminary Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Financial Statements (Note A)
The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended
In millions, except per share amounts (Unaudited)	Mar 31, 2016	Mar 31, 2015
Net Sales	$10,703	$12,370
Cost of sales	7,951	9,535
Research and development expenses	361	383
Selling, general and administrative expenses (Note B)	742	752
Amortization of intangibles	103	102
Restructuring credits	(2)	—
Equity in earnings of nonconsolidated affiliates	39	168
Sundry income (expense) - net (Note C)	(1,241)	663
Interest income	20	17
Interest expense and amortization of debt discount	201	241
Income Before Income Taxes	165	2,205
Provision (Credit) for income taxes	(110)	686
Net Income	275	1,519
Net income attributable to noncontrolling interests	21	41
Net Income Attributable to The Dow Chemical Company	254	1,478
Preferred stock dividends	85	85
Net Income Available for The Dow Chemical Company Common Stockholders	$169	$1,393

Per Common Share Data:
Earnings per common share - basic	$0.15	$1.22
Earnings per common share - diluted (Note D)	$0.15	$1.18

Dividends declared per share of common stock	$0.46	$0.42
Weighted-average common shares outstanding - basic	1,102.9	1,135.7
Weighted-average common shares outstanding - diluted (Note D)	1,117.3	1,246.7

Depreciation	$456	$486
Capital Expenditures	$820	$903
Notes to the Consolidated Financial Statements:

Note A: The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.

Note B: In the first quarter of 2016, the Company recognized pretax charges of $42 million for costs associated with portfolio and productivity actions.

Note C: In the first quarter of 2016, the Company recognized a pretax loss of $1,235 million related to the settlement of the urethane matters class action lawsuit and the opt-out cases. In the first quarter of 2015, the Company recognized a pretax gain of $670 million related to the divestiture of ANGUS Chemical Company ("ANGUS"), a pretax gain of $18 million (after-tax loss of $9 million) related to the divestiture of the Sodium Borohydride business and pretax charges of $26 million for costs associated with portfolio and productivity actions.

Note D: "Earnings per common share - diluted" for the three-month period ended March 31, 2015, assumes the conversion of the Company's Cumulative Convertible Perpetual Preferred Stock, Series A into potential shares of the Company's common stock due to the net income reported for the three-month period, which includes the after-tax gain on the divestiture of ANGUS. In accordance with U.S. GAAP, "Weighted-average common shares outstanding - diluted" increased by 96.8 million shares and "Net Income Attributable to The Dow Chemical Company" was used in the calculation of "Earning per common share - diluted" for the three-month period ended March 31, 2015. See Supplemental Information for further details.

The Dow Chemical Company and Subsidiaries
Consolidated Balance Sheets

In millions (Unaudited)	Mar 31, 2016	Dec 31, 2015
Assets
Current Assets
Cash and cash equivalents (variable interest entities restricted - 2016: $202; 2015: $158)	$6,610	$8,577
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables - 2016: $99; 2015: $94)	4,491	4,078
Other	4,270	3,768
Inventories	7,298	6,871
Other current assets	665	647
Total current assets	23,334	23,941
Investments
Investment in nonconsolidated affiliates	4,197	3,958
Other investments (investments carried at fair value - 2016: $1,892; 2015: $1,866)	2,939	2,923
Noncurrent receivables	572	765
Total investments	7,708	7,646
Property
Property	52,152	50,802
Less accumulated depreciation	33,732	32,948
Net property (variable interest entities restricted - 2016: $1,079; 2015: $1,717)	18,420	17,854
Other Assets
Goodwill	12,214	12,154
Other intangible assets (net of accumulated amortization - 2016: $3,917; 2015: $3,770)	3,591	3,617
Deferred income tax assets - noncurrent	2,537	2,140
Asbestos-related insurance receivables - noncurrent	48	51
Deferred charges and other assets	588	535
Total other assets	18,978	18,497
Total Assets	$68,440	$67,938
Liabilities and Equity
Current Liabilities
Notes payable	$491	$454
Long-term debt due within one year	256	541
Accounts payable:
Trade	3,729	3,577
Other	2,324	2,287
Income taxes payable	312	452
Dividends payable	595	592
Accrued and other current liabilities	3,975	3,212
Total current liabilities	11,682	11,115
Long-Term Debt (variable interest entities nonrecourse - 2016: $485; 2015: $487)	16,229	16,215
Other Noncurrent Liabilities
Deferred income tax liabilities - noncurrent	575	587
Pension and other postretirement benefits - noncurrent	8,752	9,119
Asbestos-related liabilities - noncurrent	374	387
Other noncurrent obligations	4,394	4,332
Total other noncurrent liabilities	14,095	14,425
Stockholders’ Equity
Preferred stock, series A	4,000	4,000
Common stock	3,107	3,107
Additional paid-in capital	4,809	4,936
Retained earnings	28,074	28,425
Accumulated other comprehensive loss	(8,262)	(8,667)
Unearned ESOP shares	(264)	(272)
Treasury stock at cost	(5,865)	(6,155)
The Dow Chemical Company’s stockholders’ equity	25,599	25,374
Non-redeemable noncontrolling interests	835	809
Total equity	26,434	26,183
Total Liabilities and Equity	$68,440	$67,938
See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments

	Three Months Ended
In millions (Unaudited)	Mar 31, 2016	Mar 31, 2015
Sales by operating segment
Agricultural Sciences	$1,646	$1,864
Consumer Solutions	1,054	1,123
Infrastructure Solutions	1,594	1,828
Performance Materials & Chemicals	2,181	3,209
Performance Plastics	4,165	4,269
Corporate	63	77
Total	$10,703	$12,370
EBITDA (1) by operating segment
Agricultural Sciences	$403	$409
Consumer Solutions	310	286
Infrastructure Solutions	293	295
Performance Materials & Chemicals	(900)	1,223
Performance Plastics	991	985
Corporate	(144)	(135)
Total	$953	$3,063
Certain items (increasing) decreasing EBITDA by operating segment (2)
Agricultural Sciences	$—	$—
Consumer Solutions	—	—
Infrastructure Solutions	—	—
Performance Materials & Chemicals	(1,235)	688
Performance Plastics	—	—
Corporate	(65)	(26)
Total	$(1,300)	$662
EBITDA excluding certain items by operating segment
Agricultural Sciences	$403	$409
Consumer Solutions	310	286
Infrastructure Solutions	293	295
Performance Materials & Chemicals	335	535
Performance Plastics	991	985
Corporate	(79)	(109)
Total	$2,253	$2,401
Continued

The Dow Chemical Company and Subsidiaries
Operating Segments (Continued)

	Three Months Ended
In millions (Unaudited)	Mar 31, 2016	Mar 31, 2015
Equity in earnings (losses) of nonconsolidated affiliates by operating segment (included in EBITDA)
Agricultural Sciences	$7	$—
Consumer Solutions	20	20
Infrastructure Solutions	51	76
Performance Materials & Chemicals	(31)	55
Performance Plastics	(1)	23
Corporate	(7)	(6)
Total	$39	$168

(1)
The Company uses EBITDA (which Dow defines as earnings (i.e., "Net Income") before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. EBITDA by operating segment includes all operating items relating to the businesses, except depreciation and amortization; items that principally apply to the Company as a whole are assigned to Corporate. A reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders" is provided below.

Reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders"	Three Months Ended
In millions (Unaudited)	Mar 31, 2016	Mar 31, 2015
EBITDA	$953	$3,063
- Depreciation and amortization	607	634
+ Interest income	20	17
- Interest expense and amortization of debt discount	201	241
Income Before Income Taxes	$165	$2,205
- Provision (Credit) for income taxes	(110)	686
- Net income attributable to noncontrolling interests	21	41
- Preferred stock dividends	85	85
Net Income Available for The Dow Chemical Company Common Stockholders	$169	$1,393

(2)	See Supplemental Information for a description of certain items affecting results in 2016 and 2015.

Sales by Geographic Area

	Three Months Ended
In millions (Unaudited)	Mar 31, 2016	Mar 31, 2015
North America	$4,169	$4,770
Europe, Middle East, Africa and India	3,524	3,974
Asia Pacific	1,792	2,048
Latin America	1,218	1,578
Total	$10,703	$12,370

The Dow Chemical Company and Subsidiaries
Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended
	Mar 31, 2016
Percentage change from prior year	Volume	Price	Total
Agricultural Sciences	(8)%	(4)%	(12)%
Consumer Solutions	—	(6)	(6)
Infrastructure Solutions	(2)	(11)	(13)
Performance Materials & Chemicals	(18)	(14)	(32)
Performance Plastics	12	(14)	(2)
Total	(2)%	(11)%	(13)%
North America	—%	(13)%	(13)%
Europe, Middle East, Africa and India	(3)	(8)	(11)
Asia Pacific	(3)	(10)	(13)
Latin America	(10)	(13)	(23)
Developed geographies	(2)%	(11)%	(13)%
Emerging geographies (1)	(3)	(11)	(14)

Sales Volume and Price by Operating Segment and Geographic Area,
Excluding Acquisitions and Divestitures (2)

	Three Months Ended
	Mar 31, 2016
Percentage change from prior year	Volume	Price	Total
Agricultural Sciences	(7)%	(3)%	(10)%
Consumer Solutions	—	(6)	(6)
Infrastructure Solutions	(2)	(11)	(13)
Performance Materials & Chemicals	2	(17)	(15)
Performance Plastics	13	(15)	(2)
Total	4%	(12)%	(8)%
North America	6%	(14)%	(8)%
Europe, Middle East, Africa and India	4	(9)	(5)
Asia Pacific	3	(10)	(7)
Latin America	(4)	(14)	(18)
Developed geographies	4%	(12)%	(8)%
Emerging geographies (1)	2	(12)	(10)

(1)	Emerging geographies includes Eastern Europe, Middle East, Africa, India, Latin America and Asia Pacific excluding Australia, Japan and New Zealand.

(2)
Excludes prior period sales of recent divestitures including the chlorine value chain, divested on October 5, 2015 (primarily Performance Materials & Chemicals and Performance Plastics), the AgroFresh business, divested on July 31, 2015 (Agricultural Sciences), ANGUS Chemical Company, divested on February 2, 2015 (Performance Materials & Chemicals) and the global Sodium Borohydride business, divested on January 30, 2015 (Performance Materials & Chemicals). Also excludes current period sales of the recent acquisition of Univation Technologies, LLC, acquired on May 5, 2015 (Performance Plastics).

Supplemental Information

Description of Certain Items Affecting Results
The following table summarizes the impact of certain items recorded in the three-month periods ended March 31, 2016 and March 31, 2015:

Certain Items Impacting Results	Pretax Impact (1)		Net Income (2)		EPS - Diluted (3) (4)
	Three Months Ended		Three Months Ended		Three Months Ended
In millions, except per share amounts (Unaudited)	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016	Mar 31, 2015
Operating Results (non-GAAP measures)			$993	$974	$0.89	$0.84
Certain items:
Gain on the divestiture of ANGUS Chemical Company	$—	$670	—	451	—	0.39
Divestiture of the Sodium Borohydride business	—	18	—	(9)	—	(0.01)
Urethane matters legal settlements	(1,235)	—	(778)	—	(0.70)	—
Costs associated with portfolio and productivity actions	(65)	(26)	(46)	(23)	(0.04)	(0.02)
Total certain items	$(1,300)	$662	$(824)	$419	$(0.74)	$0.36
Dilutive effect of assumed preferred stock conversion into shares of common stock					N/A	$(0.02)
Reported GAAP Amounts (5) (6)			$169	$1,393	$0.15	$1.18

(1)	Impact on "Income Before Income Taxes."

(2)	"Net Income Available for The Dow Chemical Company Common Stockholders."

(3)	"Earnings per common share - diluted."

(4)
For the three-month period ended March 31, 2015, conversion of the Company's Cumulative Convertible Perpetual Preferred Stock, Series A ("Preferred Stock") into shares of the Company's common stock was excluded from the calculation of "Diluted earnings per share adjusted to exclude certain items" as well as the earnings per share impact of certain items because the effect of including them would have been antidilutive.

(5)
For the three-month period ended March 31, 2015, an assumed conversion of the Company's Preferred Stock into shares of the Company's common stock was included in the calculation of diluted earnings per share (reported GAAP amount).

(6)
The Company used "Net Income Attributable to The Dow Chemical Company" when calculating diluted earnings per share (reported GAAP amount) for the three-month period ended March 31, 2015, as it excludes quarterly preferred dividends of $85 million.

The following table presents diluted share counts for the three-month periods ended March 31, 2016 and March 31, 2015, including the effect of an assumed conversion of the Company's Cumulative Convertible Perpetual Preferred Stock, Series A into shares of the Company's common stock:

Common Shares - Diluted	Three Months Ended
In millions	Mar 31, 2016	Mar 31, 2015
Share count - diluted, excluding assumed preferred stock conversion to common shares	1,117.3	1,149.9
Potential common shares from assumed conversion of preferred stock, included in reported U.S. GAAP EPS calculation	N/A	96.8
Share count - diluted, including assumed preferred stock conversion to common shares	1,117.3	1,246.7

Results in the first quarter of 2016 were impacted by the following items:

•
Pretax loss of $1,235 million related to the Company's settlement of the urethane matters class action lawsuit and the opt-out cases litigation. The pretax loss is included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Performance Materials & Chemicals.

•
Pretax charges of $65 million for nonrecurring transaction costs associated with portfolio and productivity actions, primarily financial, legal and professional advisory fees, including costs associated with the planned all-stock merger of equals with E.I. du Pont de Nemours and Company, costs associated with the planned ownership restructure of Dow Corning, implementation costs associated with the Company's 2015 Restructuring program and other productivity actions

(collectively "Costs associated with portfolio and productivity actions"). These charges are included in "Cost of sales" ($23 million) and "Selling, general and administrative expenses" ($42 million) in the consolidated statements of income and reflected in Corporate.

Results in the first quarter of 2015 were impacted by the following items:

•
Pretax gain of $670 million on the February 2, 2015, divestiture of ANGUS Chemical Company, included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Performance Materials & Chemicals.

•
Pretax gain of $18 million (after-tax loss of $9 million) on the January 30, 2015, divestiture of the Sodium Borohydride business. The pretax gain was included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Performance Materials & Chemicals.

•
Pretax charges of $26 million for nonrecurring transaction costs associated with the separation of a significant portion of the Company’s chlorine value chain, consisting primarily of financial and professional advisory fees, legal fees and information systems infrastructure costs ("Costs associated with portfolio and productivity actions"). These charges were included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Corporate.